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                                                                     EXHIBIT 3.2

                                                                DELAWARE
                                                            The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "APCOA/STANDARD PARKING, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF JANUARY, A.D. 2002, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






              [SEAL]                           /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

         0923153   8100                AUTHENTICATION:1553661
         020019501                           DATE:    01-11-02

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                           CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                          APCOA/STANDARD PARKING, INC.

         I, THE UNDERSIGNED, being an officer of APCOA/Standard Parking, Inc, (the "Corporation"), do hereby certify, as follows:

                  FIRST: The name of the Corporation is APCOA/Standard Parking, Inc.

                  SECOND: By unanimous written consent pursuant to Section 141(f) of the DGCL, the Board of Directors of the Corporation on November 20, 2001 duly adopted resolutions in accordance with Section 242 of the DGCL, setting forth a proposed Amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and authorizing the solicitation of consent of the proposed amendment from the stockholders. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation be amended by changing ARTICLE IV, Section 1 of the Certificate of Incorporation so that, as amended, said Section shall read in its entirety as follows:

                  "The Corporation shall be authorized to issue 22,500 shares of capital stock, of which 3,000 shares shall be shares of Common Stock, par value $1.00 per share ("Common Stock"), and 19,500 shares shall be shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

                  THIRD: Thereafter, the holder or holders of a majority of the outstanding voting shares of the Corporation approved the adoption of the amendment by written consent without a meeting in accordance with Section 228 of the DGCL.

                  FOURTH: The Amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

                  FIFTH: The capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, I have hereunto set my hand to this Certificate of Amendment of the Certificate of Incorporation of APCOA/Standard Parking, Inc. on January 10, 2002.

                                 APCOA/STANDARD PARKING, INC.


                                 By: /s/ James A. Wilhelm
                                    -----------------------------------
                                 Name:   James A. Wilhelm
                                 Title:  President, Chief Executive Officer